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                                                                    EXHIBIT 10.A

                  [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]


STEPHEN E. ROTH
DIRECT LINE: 202.383.0158
Internet: sroth@sablaw.com


                                February 25, 2000


Board of Directors
Providentmutual Life and Annuity
  Company of America
300 Continental Drive
Newark, DE 19713

                  RE: PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA PROVIDENTMUTUAL VARIABLE ANNUITY SEPARATE ACCOUNT (FILE NO. 333-90081)

Directors:

                  We hereby consent to the reference of our name under the caption "Legal Matters" in the statement of additional information filed as part of the pre-effective amendment No. 1 to the Form N-4 registration statement filed by Providentmutual Life and Annuity Company of America and Providentmutual Variable Annuity Separate Account (File No. 333-90081). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Sincerely,

                                   SUTHERLAND ASBILL & BRENNAN LLP





                                   By: /s/ Stephen E. Roth
                                       -------------------
                                       Stephen E. Roth